Exhibit 10.2


                         CONFIDENTIALITY AGREEMENT


	THIS CONFIDENTIALITY AGREEMENT (this "Agreement"), dated as of the 13th day of October, 2008 (the "Effective Date"), is by and between Scott's Liquid Gold-Inc. ("Issuer"), a Colorado corporation, and Value Fund Advisors, LLC, an Oklahoma limited liability company (the
"Recipient").

	The Issuer proposes to engage in discussions with Recipient regarding information respecting the Issuer which may not have been disclosed to Issuer's shareholders generally. To comply with Securities and Exchange Commission regulations governing fair disclosure and to allow Recipient to have an observer at meetings of Issuer's Board of Directors, Recipient, intending to be legally bound, hereby covenants and agrees with the Issuer as follows:

	1.	The term "Proprietary Information" as used herein means
any information regarding the Issuer and its subsidiaries and/or affiliates (specifically including, but not limited to, customer and employee information, business methods, and general operations and events) obtained by Recipient from or through the Issuer, but does not include information which (i) becomes generally available to the public other than as a result of a disclosure by Recipient or its representatives; (ii) was within Recipient's possession prior to its being furnished to Recipient by or on behalf of the Issuer pursuant hereto, provided that the source of such information was not known to Recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Issuer or any other party with respect to such information; (iii) became available to Recipient on a non-confidential basis from a source other than the Issuer, provided such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Issuer or any other party with respect to such information; or (iv) was independently developed by Recipient without reference to the proprietary information, provided such independent development can reasonably be proven by Recipient by written records.

	2.	Recipient hereby agrees it shall not buy or sell Issuer
stock (or any direct or indirect interest in Issuer's stock), or advise any of its affiliates to buy or sell stock (or any direct or indirect interest in Issuer's stock), while aware of Proprietary Information that might be considered material under securities laws and which has not been disclosed to the public. Recipient agrees that it shall not, directly or indirectly, disclose, sell, give, or otherwise transfer or make available Proprietary Information to any third party, including any of Recipient's affiliates, except as required by law or as provided in paragraph 4 herein. Recipient shall use Proprietary Information only for the purpose of providing comments to Issuer, having an observer at meetings of Issuer's Board meetings, and considering the investment of Recipient or its affiliates in Issuer (excluding in any event transactions prohibited by this paragraph 2).

	Recipient hereby agrees to restrict disclosure or use of Proprietary Information to only those of its employees who are directly involved in performing its obligations under this Agreement, shall restrict use of Proprietary Information by such employees to the purposes expressly set forth in this Agreement and shall cause any such employees to comply with the obligations of Recipient herein.

	Upon termination of this Agreement or Recipient's ceasing to have an observer at meetings of the Board of Directors of Issuer, whichever is earlier, Recipient shall return to Issuer or destroy any Proprietary Information, including all reproductions made thereof, if any.
Recipient shall in no event retain Proprietary Information in any form, except that which is reasonably necessary for tax, audit or legal requirements.

	3.	Recipient acknowledges and agrees that the Proprietary
Information is entrusted to Recipient after being informed of its confidential and secret status by the Issuer, has been developed by the Issuer for and on behalf of the Issuer through substantial expenditures of time, effort and money and is used in its business, and is of such value and nature as to make it reasonable and necessary to protect and preserve the confidentiality and secrecy of the Proprietary Information. Further, Recipient acknowledges that the disclosure of the Proprietary Information could cause substantial injury and loss of profits and goodwill to the Issuer as well as be a violation of state, federal and local laws, rules and regulations.

	4.	Recipient may disclose the Proprietary Information to its
attorneys, advisors, representatives (collectively, the "Representatives") who need to know such information for the purposes of assisting Recipient in its analysis of the Proprietary Information (it being understood that (a) each such Representative shall be informed by the Recipient of the confidential nature of the Proprietary Information, shall receive a copy of this Agreement and shall be directed by Recipient to not use or disclose the Proprietary Information and (b) in any event, the Recipient shall be responsible for any breach of this Agreement by the Representatives). All files, records, documents, information, data and similar items relating to the Proprietary Information, whether prepared by Recipient or otherwise coming into Recipient's possession, shall remain the exclusive property of the Issuer.

	5.	If Recipient is requested in any legal proceeding to disclose any Proprietary Information, it will give the Issuer prompt notice of such request so that the Issuer may seek an appropriate protective order.
If, in the absence of a protective order, Recipient is nonetheless compelled to disclose Proprietary Information, by a court or governmental body having the apparent authority to order such disclosure, it may disclose the Proprietary Information without liability hereunder;
provided however, that Recipient gives the Issuer written notice of the Proprietary Information to be disclosed as far in advance of its disclosure as is practicable and, at the Issuer's request, Recipient uses its best efforts to obtain assurances that confidential treatment will be accorded to the Proprietary Information.

	6.	Recipient recognizes and acknowledges that the ascertainment of damages in the event of its breach of any provision of this Agreement would be difficult, and Recipient agrees that the Issuer, in addition to all other remedies it may have, shall have the right to injunctive relief if there is such a breach.

	7.	This Agreement shall be binding upon and shall inure to the
benefit of the parties and their respective successors and assigns. This is not a third party beneficiary contract. No person or entity other than a party signing this Agreement shall have any rights under this Agreement.

	8.  	No modification or amendment of this Agreement or any waiver of any provision hereof shall be of any force or effect except by a written document signed by both parties which specifically references this Agreement.

	9.	This Agreement shall be subject to, and interpreted by and
in accordance with, the laws (excluding conflict of law provisions) of the State of Colorado. Any cause of action for a breach or enforcement of, or a declaratory judgment respecting, this Agreement may be commenced and maintained in the United States District Court for the Northern District of Oklahoma or for the District of Colorado, the applicable Oklahoma state trial court sitting in Tulsa, Oklahoma and having subject matter jurisdiction or the applicable Colorado State trial court sitting in Denver, Colorado and having subject matter jurisdiction. Each of the parties consents to the jurisdictions of such courts (and of the appropriate appellate courts) in any action or proceeding concerning this Agreement and waives any objections to such venues. Process in any action or proceeding referred to in this paragraph may be served on any party anywhere in the world.

	10.	This Agreement is the entire Agreement of the parties
respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof. No course of prior dealings involving any of the parties hereto and no usage of trade shall be relevant or advisable to interpret, supplement, explain or vary any of the terms of this Agreement, except as expressly provided herein. This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto. This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and intent of this Agreement.

	11.	This Agreement shall come into effect on the Effective Date
and shall continue in full force and effect while Recipient has any observer in regard to the Board of Directors of Issuer and for a period of two years thereafter.


	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"ISSUER"

By:   /s/ Mark Goldstein
Printed Name:   Mark Goldstein
Title:   President/CEO
Date:   October 13, 2008


"RECIPIENT"

By:   /s/ Charles M. Gillman
Printed Name:   Charles Gillman
Title:   Managing Member
Date:   October 13, 2008